    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998
                                                     REGISTRATION NO. 333-46925

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 5
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                          UNITED ROAD SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                        INCORPORATION OR ORGANIZATION)
                                     7549
                         (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
                                  94-3278455
                               (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)
                               8 AUTOMATION LANE
                            ALBANY, NEW YORK 12205
                                (518) 446-0140
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               EDWARD T. SHEEHAN
                            CHIEF EXECUTIVE OFFICER
                          UNITED ROAD SERVICES, INC.
                               8 AUTOMATION LANE
                            ALBANY, NEW YORK 12205
                                (518) 446-0140
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby, other than underwriting commissions and discounts.

                                  ITEM                                AMOUNT
                                  ----                              ----------
      SEC registration fee......................................... $   24,256
      NASD approval fees and expenses..............................      8,723
      Nasdaq National Market Listing Fee...........................     81,625
      Printing and engraving expenses..............................    200,000*
      Legal fees and expenses......................................    575,000*
      Accounting fees and expenses.................................    600,000*
      Transfer Agent and Registrar fees............................      6,500*
      Miscellaneous expenses.......................................      3,896
                                                                    ----------
        Total...................................................... $1,500,000*
                                                                    ==========

     --------
     * Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS,

  The Company has included in its Certificate of Incorporation and Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and (ii) indemnify its directors and officers to the fullest extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary.

  Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by each in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  The Company has entered into Indemnification Agreements with its directors and certain key officers pursuant to which the Company is generally obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

  The Company intends to purchase insurance for its directors and officers indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

  The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Company, its directors and officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), and affords certain rights of contribution with respect thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The information in this Item 15 gives effect to a 100-for-1 split of the Common Stock effected on December 29, 1997 and a 3.72-for-1 split of the Common Stock effected on February 23, 1998.

  Since its incorporation in July 1997, the Registrant has issued and sold the following unregistered securities the purchasers of which were all accredited investors:

    (1) In August 1997, in connection with its formation, the Company issued 930,000 shares of Common Stock to each of Mark McKinney and Ross Berner for aggregate cash consideration of $50,000.

    (2) In November 1997, pursuant to a Stock Purchase and Restriction Agreement between the Company and Edward T. Sheehan, the Company issued 744,000 shares of Common Stock to Mr. Sheehan for cash consideration of $20,000.

    (3) In January 1998, the Company issued an aggregate of 218,736 shares of Common Stock to private investors for cash consideration of $735,000. Such shares were issued pursuant to Subscription Agreements between the Company and each of the investors.

  The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were attached to the share certificates issued in such transactions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS

 NUMBER                         DESCRIPTION OF DOCUMENT
 ------                         -----------------------
 1.1    Form of Underwriting Agreement.+
 2.1    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Northland Auto Transporters, Inc. and the
        Stockholders named therein.(1)+
 2.2    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Northland Fleet Leasing, Inc. and the
        Stockholders named therein.(1)+
 2.3    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Falcon Towing and Auto Delivery, Inc. and the
        Stockholder named therein.(1)+
 2.4    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Smith-Christensen Enterprises, Inc. and City
        Towing, Inc. and the Stockholder named therein.(1)+
 2.5    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Caron Auto Works, Inc. and the Stockholders
        named therein.(1)+
 2.6    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Caron Auto Brokers, Inc. and the Stockholders
        named therein.(1)+
 2.7    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Absolute Towing and Transporting, Inc. and the
        Stockholder named therein.(1)+
 2.8    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Keystone Towing, Inc. and the Stockholder named therein.(1)+
 2.9    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, ASC Transportation Services, Auto Service Center
        and the Stockholders named therein.(1)+

 NUMBER                         DESCRIPTION OF DOCUMENT
 ------                         -----------------------
  2.10  Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Silver State Tow & Recovery, Inc. and the
        Stockholder named therein.(1)+
  2.11  Form of Amendment Number One to Agreement and Plan of Reorganization
        dated as of February 23, 1998, by and among the Company, Keystone
        Towing, Inc. and the Stockholder named therein (Exhibit 2.8).+
  3.1   Amended and Restated Certificate of Incorporation of the Company.+
  3.2   Amended and Restated Bylaws of the Company.+
  4.1   Specimen Common Stock Certificate.+
  5.1   Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
        Professional Corporation, as to the validity of the issuance of the securities registered hereby.+
 10.1   United Road Services, Inc. 1998 Stock Option Plan.+
 10.2   Form of Stock Purchase and Restriction Agreement between the Company and Edward Sheehan.+
 10.3   Form of Employment Agreement between the Company and Edward T.
        Sheehan.+
 10.4   Form of Employment Agreement between the Company and Mark McKinney.+
 10.5   Form of Employment Agreement between the Company and Ross Berner.+
 10.6   Form of Employment Agreement between the Company and Allan D. Pass.+
 10.7   Form of Employment Agreement between the Company and Donald J. Marr.+
 10.8   Form of Employment Agreement between the Company and Edward Morawski.+
 10.9   Form of Consulting Agreement between the Company and Todd Q. Smart.+
 10.10  [Reserved]
 10.11  Form of Promissory Note between the Company and Mark McKinney.+
 10.12  Form of Promissory Note between the Company and Ross Berner.+
 10.13  Form of Registration Rights Agreement between the Company and
        Stockholders named therein.+
 10.14  Form of Indemnification Agreement between the Company and each of the
        Company's executive officers and directors.+
 10.15  Form of Lease between the Company and Edward Morawski.+
 10.16  Form of Lease between the Company and Exodus Holdings LLC.+
 24.1   Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A
        Professional Corporation (included in Exhibit 5.1).
 24.2   Consent of KPMG Peat Marwick LLP.
 25.1   Powers of Attorney (included on signature page).+
 99.1   Consent of Grace M. Hawkins to be named as a director.+
 99.2   Consent of Mark Henninger to be named as a director.+
 99.3   Consent of Donald F. Moorehead, Jr. to be named as a director.+
 99.4   Consent of Edward Morawski to be named as a director.+
 99.5   Consent of Todd Q. Smart to be named as a director.+
 99.6   Consent of Edward Smith to be named as a director.+

--------
+Previously filed.
(1) Upon request, the Company will furnish supplementally to the Securities and Exchange Commission a copy of omitted schedules.

  (b) FINANCIAL STATEMENT SCHEDULES

  All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (5) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therewith, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on the 30th day of April, 1998.

                                          United Road Services, Inc.

                                          By: /s/ Edward T. Sheehan
                                              ---------------------------------
                                                 EDWARD T. SHEEHAN
                                                 CHAIRMAN OF THE BOARD,
                                                 CHIEF EXECUTIVE OFFICER
                                                 AND SECRETARY

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                    DATE

  /s/ Edward T. Sheehan          Chairman of the Board
-------------------------        Chief Executive Officer,   April 30, 1998
    EDWARD T. SHEEHAN            and Secretary (Principal
                                 Executive Officer)

         /s/ *                   Senior Vice President
-------------------------        and Chief Financial        April 30, 1998
     DONALD J. MARR              Officer (Principal
                                 Financial and Accounting
                                 Officer)

         /s/ *                   Director
-------------------------                                   April 30, 1998
     ROSS BERNER

         /s/ *                   Director
-------------------------                                   April 30, 1998
    MARK MCKINNEY

   *By: /s/ Edward T.
         Sheehan
-------------------------
   EDWARD T. SHEEHAN,
    ATTORNEY-IN-FACT